Exhibit 10.6

EXCLUSIVE MANUFACTURING AGREEMENT

THIS AGREEMENT is by and between MYUNG BO INDUSTRIES (hereinafter “MBI”), a South Korean company, with principal offices at Busan Korea, and BROWNWICK, LLC.  (Hereinafter “BW”), an Idaho corporation with principal offices at 322 West Griffith road, Pocatello Idaho  83201.

WITNESSETH:

WHEREAS, BW has rights to a grain flour mill product, as further described  as   Follows (“the Flour Mill”)

WHEREAS, MBI is willing to produce quantities of the flour mill for BW in its Korean facility. For BW to Market on a Worldwide basis to its customers for their own use and to its resellers.

WHEREAS, BW is willing to pay for the manufacturing of flour mill under terms and conditions of this agreement; and

WHEREAS, MBI is willing to manufacture flour mill under the terms and conditions of this agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1.

MANUFACTURING APPOINTMENT

1.1

MBI agrees that they will manufacture flour mill exclusively for BW and for authorized agents and Resellers of BW if and when directed by BW.

1.2

MBI agrees that they will not manufacture flour mill for anyone other than BW and its authorized resellers.

Section 2.

FLOUR MILL ORDERS AND SHIPMENT

2.1

BW shall from time to time prepare and submit to MBI product orders stating the number of flour mills or products that BW desires to receive, by way of purchase orders. BW’s product orders shall be in writing and shall constitute binding commitments to accept the number of flour mills or products stated therein, in accordance with the terms and conditions of this Agreement.  BW may cancel a product order only with the prior written approval of an authorized representative of MBI

2.2

Within 10 days after receiving a purchase order from BW submitted with the terms hereof, MBI shall acknowledge its acceptance of such product order, unless excused as provided in this  Agreement by reason of unavailable discontinuance or suspension of inventory. MBI’s  acceptance  shall constitute a binding commitment to manufacture and ship to BW the number of flour mills or products stated in such product order, in accordance with the terms and conditions hereof.

2.3

BW agrees that, that absent BW express written acceptance thereof. The terms and conditions contained in any product order issued by BW for flour mills or products, other than the number ordered, shall not be binding on MBI unless accepted by MBI.

2.4

MBI shall use all reasonable efforts to ship quantities of flour mills and products ordered.

2.5

Flour mills and products damaged in transit shall be the responsibility of MBI.

Section 3.

INSPECTION BY BW

 During the 30 days following  BW’s receipt of each shipment of flour mills or products ordered hereunder, BW shall have the right to inspect the flour mills or products to ascertain whether they conform to BW’s  product order, BW shall notify MBI in writing. Failure to so notify will be deemed acceptance of the flour mills or products received.

Section 4.

TRADEMARKS, COPYRIGHTS, PATENTS

BW allows MBI to print and utilize all of its, propriety Trademarks, Copyrights and patents in the Manufacturing of flour mills and products but maintains all legal rights and control of said Trademarks and Copyrights. No other use of Trademarks or Copyrights is authorized.

Section 5.

TOOLS AND MOLDS

Both MBI and BW agree that ownership, maintenance and production of all Tools and Molds used in the production of flour mill or products for BW will be owned and maintained in an equal cost relationship. Molds and Tools will be kept in secure and legal possession by MBI in its facility in Korea under control of MBI unless otherwise agreed by both MBI and BW.

Section 6.

WARRANTIES AND LIMITATION OF LIABILITY

6.1

MBI agrees to provide warranty product in the amount of 2% of all mills ordered.

6.2

BW agrees to be liable for all warranty granted to its resellers. BW does not hold MBI responsible for any liability other than the negotiated percentage that both MBI and BW agree to which 2% of all mills ordered is currently.

Section 7.

TERM AND TERMINATION

The term of this Agreement shall be ten years from the date first above written. This agreement shall be extended automatically from year to year unless one party shall notify the other in writing of termination three months prior to the anniversary date hereof.

Section 8.

MISCELLANEOUS

8.1

MBI and BW are independent of each other and neither party shall have authority to bind or obligate each other to any third party.

8.2

Each party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreement nor will it enter into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder.

8.3

Each Party agrees that it will comply with all applicable laws and regulations of governmental bodies or agencies in its performance of this Agreement.

8.4

Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party. Neither party may assign its rights or obligations under this Agreement without prior written consent of the other party.

8.5

All written notices and other communications required or permitted to be given under this agreement shall be in writing and shall be considered effective when deposited in the U.S Mail of other courier , postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall be designated.

8.6

All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Idaho USA.

8.7

Neither party shall by  mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by  the other party of any of the provisions of this Agreement . further, the waiver by either party  of a particular breach of this agreement by the other  shall not be construed as  or constitute a continuing waiver of such breach or of other breaches of the same  or other provisions of this Agreement.

8.8

Neither party shall be in default if any delay or failure to perform any obligation hereunder is caused solely by events beyond such party’s control. Any party claiming the benefit of such excuse shall be entitled to do so only to the extent that such party has diligently acted to cure the cause and consequence of such event.

8.9

The parties hereto acknowledge that this Agreement is the complete and exclusive statement of agreement respecting the subject matter hereto and supersedes all proposals (oral or written), understandings, representations, conditions, and other communications between the parties relating hereto. This Agreement may be amended only by subsequent writing that specifically refers to this Agreement and is signed by parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as set forth below effective this 7th day of July 2010.

MYUNG BO INDUSTRIES (MBI)

BROWNWICK, LLC

By /s/ C.D. Kim

By /s/ John Hofman

Its:

Its:

C.D. KIM

JOHN HOFMAN

3